PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)                    Rule 424(b)(3)
Prospectus number:  2065


                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                      $150,000,000


CUSIP Number:                          59018Y DE8


Interest Rate:                         5.92000%


Original Issue Date:                   January 5, 2001


Stated Maturity Date:                  January 6, 2003


Interest Payment Dates:                Each January 6th and July 6th, commencing
                                       on July 6th,  2001,  subject to Following
                                       Business Day Convention.

Repayment at the Option
of the Holder:                         The Notes  cannot be repaid  prior to the
                                       Stated Maturity Date.

Redemption at the Option
of the Company:                        The Notes cannot be redeemed prior to the
                                       Stated Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                               The Chase Manhattan Bank


Dated:                                 January 2, 2001